UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2006
Triple Crown Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51636	20-3012824

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

546 East Main Street, Lexington, Kentucky	40508

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code      (859) 226-4678
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Related to Accountants and Financial Statements
Item 4.01 Changes in Registrant’s Certifying Accountant.
(b)	New independent accountants

On July 25, 2006, Triple Crown Media, Inc.’s (“TCM”) audit committee authorized the engagement of BDO Seidman (“BDO”) as its new independent accountants to be effective immediately. During the two most recent fiscal years and through the date of this Current Report, neither TCM nor anyone on its behalf has consulted with BDO regarding any of the following:
(i)	the application of accounting principles to a specified transaction, either completed or proposed;

(ii)	the type of audit opinion that might be rendered on TCM’s financial statements, and in no case was a written report provided to TCM nor was oral advice provided that TCM concluded was an important factor in reaching a decision as to accounting, auditing or financial reporting issues; or

(iii)	any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Triple Crown Media, Inc.
Date: July 25, 2006
	By:	/s/ MARK G. MEIKLE

Name: Mark G. Meikle Title: Executive Vice President and Chief Financial Officer